Exhibit 99.1

September 20, 2023

RED CAT SIGNS CONTRACT WITH U.S. CUSTOMS AND BORDER PROTECTION FOR 106 TEAL 2 DRONE SYSTEMS

SAN JUAN, Puerto Rico, Sept. 20, 2023 (GLOBE NEWSWIRE) -- Red Cat Holdings, Inc. (Nasdaq: RCAT) ("Red Cat" or the "Company"), a drone technology company integrating robotic hardware and software for military, government and commercial operations, today announces that subsidiary Teal Drones has signed $1.8 million in contracts with U.S. Customs and Border Protection (CBP) to provide Teal 2 systems to U.S. Border Patrol.

Teal will deliver 106 Teal 2 drones plus spare parts and training. Border Patrol is using the Teal 2 to provide supplemental airborne reconnaissance, surveillance and tracking capability, enhancing situational awareness for U.S. field commanders and agents.

The single-source contract is part of a Blanket Purchase Agreement (BPA) between CBP and five drone companies, announced in December 2021, with a total estimated value of $90 million over a five-year period.

Last October, CBP had initially ordered 54 Teal drones for U.S. Border Patrol in a contract worth just over $1 million.

“We are honored to provide this important U.S. agency with drones that help enable their mission,” said Red Cat CEO Jeff Thompson. “The Border Patrol pilots are some of the best and their feedback has been instrumental in Teal 2 enhancements. This brings our current backlog to over $7.5 million as the Teal 2 revenue continues to accelerate. Red Cat has invested in a manufacturing facility in Salt Lake City, Utah, and we’re confident in our ability to meet order delivery deadlines for military, government and commercial customers.”

Approved by the U.S. Department of Defense as Blue UAS and available to purchase through the federal government’s GSA Advantage website, the Teal 2 is designed to Dominate the Night™ as the world’s leading small drone for night operations. The Teal 2 is the first sUAS to be equipped with Teledyne FLIR’s new Hadron 640R sensor, providing end users with the highest-resolution thermal imaging in a small form factor.

The Teal 2 also features the latest intelligence, surveillance and reconnaissance technology, delivering time-critical information and enabling operators to make faster, smarter decisions. The system offers multi-vehicle control and artificial intelligence capabilities.

Red Cat will exhibit the Teal 2 at the AUSA 2023 Annual Meeting & Exposition in Washington, D.C., from Oct. 9-11.

To view a spec sheet for the Teal 2, click here.

To view a spec sheet for the Teal 2, click here.

About Red Cat Holdings, Inc.
Red Cat (Nasdaq: RCAT) is a drone technology company integrating robotic hardware and software for military, government and commercial operations. Red Cat’s solutions are designed to “Dominate the Night™” and include the Teal 2, a small unmanned system offering the highest-resolution thermal imaging in its class. Learn more at www.redcatholdings.com.

Forward-Looking Statements
This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Contacts
NEWS MEDIA:
Dalton Agency
Phone: (615) 515-4891
Email: redcat@daltonagency.com

INVESTORS:
CORE IR
Phone: (516) 222-2560
Email: investors@redcat.red
Website: https://www.redcatholdings.com

Source: Red Cat Holdings, Inc.

Released September 20, 2023